UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): July 23, 2009

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 27, 2009, Cal-Maine Foods, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal fourth quarter and fiscal year ended May 30, 2009.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Director

At a meeting of the Board of Directors of Cal-Maine Foods, Inc. (the “Company”) held on July 23, 2009, the Board voted to increase its size from seven to eight directors, and elected Steve W. Sanders a member of the Board.  Mr. Sanders will be a nominee for election as a director at the Company’s Annual Meeting of Shareholders to be held in September 2009.  Mr. Sanders also was elected to serve as a member of the Board’s Audit Committee.

Mr. Sanders is a Lecturer at the Adkerson School of Accounting, Mississippi State University, where he has taught accounting and auditing courses since May 2003.  He retired as the managing partner of the Jackson, Mississippi office of Ernst & Young LLP, certified public accountants, in June 2002, after over 30 years with that firm.  Mr. Sanders, a certified public accountant, holds an undergraduate degree in accounting and an MBA from Mississippi State University.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by the Company on July 27, 2009.

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: July 28, 2009	By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and Chief Executive Officer